Exhibit 10.10

PROMISSORY NOTE

U.S. $10,000,000.00	Los Angeles, CA.

FOR VALUE RECEIVED, the undersigned, The Robert E. and Margaret M. Petersen Trust (“Maker”) hereby promises to pay to the order of Advanced Engine Technologies, Inc., a Colorado Corporation, (“Holder”), on written demand from the Board of Directors of Holder (which demand shall take the form of a corporate resolution of Holder’s Board of Directors), the sum of ten million dollars (U.S. $10,000,000.00), until paid in full. No interest shall accrue on this promissory note (“Note”).

ALL Payments on this Note are to be made, in lawful money of the United States to Holder at 11150 W. Olympic Blvd, Suite 1050, Los Angeles, California 90064, or at such other place as Holder shall designate to Maker in writing.

Maker may prepay this Note, in whole or in part, at any time, without prepayment fee or other penalty.

Any payment under this Note shall be credited to the principal then due under this Note.

This Note is secured by all of the personal property now or hereafter owned by the Petersen Trust, now or wherever located (“Petersen Trust Assets”). Holder’s security interest in the personal property of the Petersen Trust Assets is reflected and described in the Security Agreement executed by The Petersen Trust, of even date herewith (a true and current copy of which is attached hereto and incorporated herein by this reference as Exhibit A).

This note shall be governed by and construed in accordance with California law. Venue in any action commenced by Holder to collect on this Note shall be in either the federal courts for the Central District of California or the state courts of the County of Los Angeles.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

THE ROBERT E. AND MARGARET M. PETERSEN TRUST

By:	/s/ ROBERT E. PETERSEN
Robert E. Petersen

Its:	Trustee

Dated: September 1, 2001